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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-148565 of Hartford Life and Annuity Insurance Company Separate Account Seven, on Form N-4, of our report dated March 27, 2008, relating to the statutory basis financial statements of Hartford Life and Annuity Insurance Company as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007, and of our report dated February 20, 2008, relating to the statements of assets and liabilities of Hartford Life and Annuity Insurance Company Separate Account Seven as of December 31, 2007, and the related statements of operations and changes in net assets for the respective stated periods then ended, both appearing in the Statement of Additional Information, which is incorporated by reference in such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP
Hartford, Connecticut
July 17, 2008